UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2011
The Men’s Wearhouse, Inc.
(Exact name of registrant as specified in its charter)

Texas	1-16097	74-1790172
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6380 Rogerdale Road
Houston, Texas	77072-1624
(Address of principal executive offices)	(Zip Code)
(281) 776-7000
(Registrant’s telephone
number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 15, 2011, the shareholders of The Men’s Wearhouse, Inc. (the “Company”) approved the First Amendment to the Company’s 2004 Long-Term Incentive Plan (the “Amendment”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Amendment increases the total number of shares of Common Stock of the Company with respect to which awards may be granted under the Plan from 2,110,059 shares to 4,610,059 shares.
     In addition, as previously disclosed by the Company, effective immediately after the Annual Meeting of Shareholders of the Company held on June 15, 2011, Douglas S. Ewert became President and Chief Executive Officer of the Company, succeeding George Zimmer as Chief Executive Officer. Also at the Annual Meeting, the Company’s shareholders elected Mr. Ewert to the Company’s Board of Directors. As previously announced, Mr. Zimmer will continue as the Company’s Executive Chairman of the Board of Directors. For additional information, please see the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 19, 2011.
Item 5.07 Submission of Matters to a Vote of Security Holders.
(a) On June 15, 2011, the Company held its Annual Meeting of Shareholders. At the meeting, the shareholders voted on the following matters:
1.	the election of ten directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

2.	a proposal to amend the Company’s 2004 Long-Term Incentive Plan to increase the number of shares authorized for issuance under the plan;

3.	a proposal to reapprove the material terms of the performance goals for performance awards under the Company’s 2004 Long-Term Incentive Plan;

4.	an advisory vote on executive compensation;

5.	an advisory vote on the frequency of an advisory vote on executive compensation; and

6.	the ratification of the appointment of the firm Deloitte & Touche LLP as independent registered public accounting firm for the Company for fiscal 2011.
(b) The ten nominees of the Board of Directors of the Company were elected at the meeting, and, with respect to (i) the proposal to amend the Company’s 2004 Long-Term Incentive Plan to increase the number of shares authorized for issuance under the plan, (ii) the proposal to reapprove the material terms of the performance goals for performance awards under the

Company’s 2004 Long-Term Incentive Plan and (iii) ratification of the appointment of Deloitte & Touche LLP, each received the affirmative votes required for approval. With respect to the advisory vote on executive compensation, a majority of the shares voted indicated their approval, on an advisory basis, of the Company’s executive compensation. With respect to the advisory vote on the frequency of an advisory vote on executive compensation, 68.27% of the shares voted indicated one year, 0.33% of the shares voted indicated two years and 26.91% of the shares voted indicated three years as the preferred frequency for the Company to hold its advisory vote on executive compensation.
     The number of shares voted for, against and withheld, as well as the number of broker non-votes and abstentions, as the case may be, as to each matter were as follows:
Proposal 1 — Election of Directors:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
George Zimmer	46,220,873	1,075,421	1,430,659
David H. Edwab	46,155,561	1,140,733	1,430,659
Rinaldo S. Brutoco	46,427,305	868,989	1,430,659
Michael L. Ray, Ph.D.	46,780,982	515,312	1,430,659
Sheldon I. Stein	46,463,192	833,102	1,430,659
Deepak Chopra, M.D.	46,884,089	412,205	1,430,659
William B. Sechrest	46,582,329	713,965	1,430,659
Larry R. Katzen	46,603,773	692,521	1,430,659
Grace Nichols	47,161,034	135,260	1,430,659
Douglas S. Ewert	46,815,258	481,036	1,430,659
Proposal 2 — Amendment of the Company’s 2004 Long-Term Incentive Plan to increase the number of shares authorized for issuance under the plan:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes

41,904,702	3,769,136	1,622,456	1,430,659
Proposal 3 — Reapproval of the material terms of the performance goals for performance awards under the Company’s 2004 Long-Term Incentive Plan:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes

44,837,412	826,954	1,631,928	1,430,659

Proposal 4 — Advisory vote on executive compensation:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes

44,593,939	1,103,885	1,598,470	1,430,659
Proposal 5 — Advisory vote on the frequency of an advisory vote on executive compensation:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

32,292,041	158,369	12,727,788	2,118,096	1,430,659
Proposal 6 — Ratification of independent registered public accounting firm:

Shares Voted For	Shares Voted Against	Abstentions

47,364,610	1,360,715	1,628
Item 8.01 Other Events.
     On June 15, 2011, the Company issued a press release announcing that at the Company’s Annual Shareholder Meeting Douglas S. Ewert became the Company’s President and Chief Executive Officer, succeeding George Zimmer as Chief Executive Officer. Also at the Annual Meeting, the Company’s shareholders elected Mr. Ewert to the Company’s Board of Directors. As previously announced, Mr. Zimmer will continue as the Company’s Executive Chairman of the Board of Directors.
     On June 16, 2011, the Company issued a press release announcing that its Board of Directors declared a quarterly cash dividend of $0.12 per share on the Company’s common stock, payable on September 23, 2011 to shareholders of record at the close of business on September 13, 2011.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are included in this Form 8-K:

Exhibit
Number	Description
10.1	First Amendment to The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan.
99.1	Press Release of the Company dated June 15, 2011.
99.2	Press Release of the Company dated June 16, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 17, 2011

THE MEN’S WEARHOUSE, INC.
By:	/s/ Neill P. Davis
Neill P. Davis
Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	First Amendment to The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan.
99.1	Press Release of the Company dated June 15, 2011.
99.2	Press Release of the Company dated June 16, 2011.